EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of June 29, 2023, between ALPHA CORE STRATEGIES FUND, a Delaware statutory trust (the “Borrower”), and BANK OF MONTREAL, CHICAGO BRANCH (the “Lender”).

PRELIMINARY STATEMENTS

A. The Borrower and the Lender are parties to that certain Credit Agreement dated as of March 17, 2023 (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has requested that the Lender make certain amendments to the Credit Agreement, and the Lender is willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. The defined term “Commitment” appearing in Section 4.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Commitment” means the commitment of the Lender to make Loans hereunder, as such commitment may be reduced from time to time in accordance with the terms of this Agreement. The Commitment is (i) $50,000,000 from June 29, 2023 through and including August 28, 2023, and (ii) $30,000,000 (or such greater amount if the Commitment is increased pursuant to Section 1.8 hereof) at all other times.

1.2. Exhibit A to the Credit Agreement shall be amended and restated in the form of Exhibit A attached hereto.

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrower and the Lender shall have executed this Amendment.

2.2. The Lender shall have received a new Note duly executed by the Borrower in the form of the promissory note attached hereto as Exhibit A.

SECTION 3. REPRESENTATIONS.

In order to induce the Lender to execute and deliver this Amendment, the Borrower hereby represents to the Lender as of the date hereof after giving effect to the Amendment that:

(a) the representations and warranties set forth in Section 5 of the Credit Agreement are and remain true and correct in all material respects (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

(b) no Default or Event of Default has occurred and is continuing, or shall result after giving effect to this Amendment;

(c) there has been no amendment, modification, supplement or restatement to the Borrower’s Organizational Documents on file with the Lender and such Organizational Documents are in full force and effect on the date hereof; and

(d) the resolutions of the Borrower delivered to the Lender in connection with the Credit Agreement have not been amended, modified, supplemented or revoked and such resolutions are in full force and effect on the date hereof.

SECTION 4. MISCELLANEOUS.

4.1. Except as specifically amended herein and in the prior amendments, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, any Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by the internal laws of the State of New York, without regards to principles of conflict of laws.

4.3. The Borrower agrees to pay on demand all reasonable and documented, out-of-pocket expenses of or incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonably and documented out-of-pocket fees and disbursements of one external counsel to the Lender.

[Remainder Left Intentionally Blank]

This First Amendment to Credit Agreement is entered into as of the date and year first above written.

ALPHA CORE STRATEGIES FUND

By:
Name:
Its:

Accepted and agreed to.

BANK OF MONTREAL, CHICAGO BRANCH,
as Lender

By:
Name:
Its:

[SIGNATURE PAGE TO FIRST AMENDMENT – ALPHA CORE STRATEGIES]

EXHIBIT A

REVOLVING CREDIT NOTE

$50,000,000.00	June 29, 2023

FOR VALUE RECEIVED, ALPHA CORE STRATEGIES FUND, a Delaware statutory trust (“Borrower”) promises to pay Bank of Montreal (Chicago Branch) (the “Lender”) on the dates specified in the Credit Agreement referred to below, at the office of Bank of Montreal (Chicago Branch) in Chicago, Illinois, Fifty Million and No/100 Dollars ($50,000,000.00), or, if less, the aggregate unpaid principal amount of all Loans made to the Borrower by the Lender under the terms of the Credit Agreement hereinafter mentioned, together with interest on the outstanding principal amount of all such Loans at the rates, and payable in the manner and on the dates, specified in said Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

This Note evidences borrowings by the Borrower under the Credit Agreement dated as of March 17, 2023 (the Credit Agreement, as it may be amended, modified, restated or supplemented from time to time being hereinafter referred to as the “Credit Agreement”), between the Borrower and the Lender. This Note and the holder hereof are entitled equally and ratably to all the benefits provided for under the Credit Agreement to which reference is made for a statement thereof.

This Note amends and restates that certain Revolving Credit Note dated March 17, 2023, made by the Borrower in favor of the Lender in the original principal amount of $30,000,000 (the “Existing Revolving Note”). This Note is issued in replacement and substitution therefor, and supersedes (but not in novation, discharge or extinguishment of), the Existing Revolving Note.

The payee hereof shall record on its books or records or on a schedule to this Note, which is a part hereof, the principal amount of each Loan made under the Credit Agreement, all payments of principal and interest and the principal balance from time to time outstanding. Prior to transfer of this Note all such amounts shall be recorded on a schedule attached to this Note, and such schedule, absent manifest error, shall be prima facie evidence of all such amounts; provided, however, that the failure of the payee hereof to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to the Borrower under the Credit Agreement together with accrued interest thereon. This Note may be declared due and payable, voluntary prepayments may be made hereon, and mandatory payments shall be paid hereon, all as provided in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, the Borrower shall be liable for the repayment of the principal of, and interest on, the loans made only to the Borrower and no other Borrower shall have any liability therefore.

This Note may be transferred and noted in the Registry in accordance with the provisions of Section 9.10 of the Credit Agreement.

To the extent permitted by applicable law, presentment, demand, protest and notice of dishonor are waived by the Borrower and all endorsers, sureties, makers, guarantors and other parties hereto.

This Note shall be construed and determined in accordance with the laws of the State of New York, without regards to principles of conflict of laws.

ALPHA CORE STRATEGIES FUND

By:
Name:
Title: